Exhibit 32.1

STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any other person for any other purpose.

In connection with the Quarterly Report on Form 10-Q of Internap Network Services Corporation (the “Company”) for the period ended June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, J. Eric Cooney, President, Chief Executive Officer and Director of the Company, certifies that:

●	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

●	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 26, 2012

/s/ J. Eric Cooney
J. Eric Cooney
President, Chief Executive Officer and Director